UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-KA

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 5, 2001


Sono-Tek Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16035

New York						14-1568099
(State of Incorporation)		(I.R.S. Employer ID No.)


2012 Route 9W, Milton, New York		      12547
(Address of Principal Executive Offices)	   (Zip Code)

Registrant's telephone number, including area code	(845) 795-2020

Item 4.  Changes in Registrant's Certifying Accountant

On July 5, 2001, the Board of Directors of Sono-Tek Corporation (the "Company"), upon recommendation by the Company's audit committee, approved the engagement of Radin, Glass & Co., to perform the audit of the Company's February 28, 2002 financial statements. Also on July 5, 2001, the Company's previous accountants, Deloitte & Touche, LLP ("Former Accountants") were notified that they were dismissed and would not be retained to perform the audit of the February 28, 2002 financial statements.

The reports of the Former Accountants on the Company's financial statements for the fiscal years ended February 28, 2001 and February 29, 2000 do not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles except the Former Accountants' report dated June 12, 2001 on the Company's February 28, 2001 financial statements included an unqualified opinion with an explanatory paragraph that stated the Company's recurring losses from operations, working capital deficiency and net stockholders' deficiency raise substantial doubts about the Company's ability to continue as a going concern.

During the Company's two most recent fiscal years and through July 5, 2001, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:	/s/ Christopher L. Coccio
	Christopher L. Coccio
	Chief Executive Officer

September 28, 2001